UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☑                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material under Rule 14a-12

LOGMEIN, INC.

(Name of the Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

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	4)	Date Filed:

Filed by LogMeIn, Inc.

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: LogMeIn, Inc.

Commission File No.: 001-34391

This filing relates to the proposed merger (the “Merger”) of LogMeIn, Inc., a Delaware corporation (“LogMeIn”), and Logan Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a direct wholly owned subsidiary of Logan Parent, LLC, a Delaware limited liability company (“Parent”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of December 17, 2019, by and among LogMeIn, Parent and Merger Sub (the “Merger Agreement”).

The following information was posted on the employee intranet of LogMeIn, Inc. on December 17, 2019

General

Q: What was announced?

A:

•

We signed a definitive agreement for LogMeIn to be acquired by affiliates of Francisco Partners and Evergreen Coast Capital Corporation, an affiliate of Elliott Management for $86.05 per share or approximately $4.3 billion in an all cash transaction.

•	Upon completion of the transaction, LogMeIn will become a privately held company and its common shares will no longer be listed on any public market.

•	Francisco Partners and Evergreen are purchasing all of LogMeIn’s outstanding shares, which means the public will no longer be able to buy and sell the stock once the transaction is completed.

Q: Why are we completing this transaction?

A:

•	At $86.05 per share, our Board of Directors believes this transaction provides shareholders with a certain cash offer at a compelling valuation.

•

Over the past year, we’ve made progress pursuing our growth strategy as we make the transition from being a leader in our legacy businesses into a significant player in three much larger, faster growing adjacencies: UCC, Identity, and Digital Engagement.

•	In Francisco Partners and Evergreen, we will gain experienced partners that offer both support for our continued transition and a new path as a company with a different ownership structure.

•

We believe our partnership with Francisco Partners and Evergreen will help put us in a position to deliver the operational benefits needed to achieve sustained growth over the long-term by continuing to help our customers tackle the most pressing and essential needs of the modern workforce. LogMeIn customers benefit from new ownership committed to accelerating the company’s market leadership in both growth and legacy markets.

•	LogMeIn employees benefit from an opportunity to pursue respective product strategies at a company with a focus on sustained growth over the long term.

Q: Who is Francisco Partners?

A:

•	Francisco Partners is a leading global private equity firm, which specializes in investments in technology and technology-enabled services businesses.

•

Since its launch over 17 years ago, Francisco Partners has raised approximately $10 billion in capital and invested in more than 90 technology companies, making it one of the most active and longstanding investors in the technology industry.

•	Francisco Partners invests in transactions where the firm’s deep sectoral knowledge and operational expertise can help companies realize their full potential.

Q: Who is Evergreen Coast Capital/Elliott Management?

A:

•

Elliott Management Corporation manages multi-strategy hedge funds and is one of the oldest firms of its kind under continuous management, having achieved a long-term, risk-adjusted performance record of consistent positive return. Its private equity affiliate, Evergreen Coast Capital, focuses on investing in software and technology-enabled services businesses.

•

The firm is led by private equity industry veterans who have broad experience within the infrastructure software and enterprise security sectors, including investments in BMC and Micro Focus, which will allow the firm to be a valuable partner for the LogMeIn management teams.

Q: What is the ownership split between the two?

A:

•	That information will be available in the proxy materials that LogMeIn will file publicly with the Securities and Exchange Commission in due course.

Q: For how long will we remain a public company?

A:

•

Until the transaction closes, which we expect to happen in mid-2020, we will remain a public company listed on the NASDAQ. Completion of the transaction is subject to customary closing conditions, including shareholder and regulatory approvals.

Q: What is a private equity firm?

A:

•

A private equity firm is a type of investment firm that typically purchases a portion or all of a company’s equity and partners with those companies to make the operational benefits needed to achieve sustained growth over the long-term; they also are often referred to as (financial) sponsors.

Q: What will happen to the current LogMeIn leadership team?

A:

•	Our new investment partners look forward to working with our leadership to support and execute LogMeIn’s strategic growth plan. According to the press release:

Andrew Kowal, Senior Partner at Francisco Partners. “We look forward to working with Bill and the team to accelerate growth and product investment organically and through M&A.”

“We have deep appreciation for the LogMeIn franchise and leadership team from our long-term involvement in the business,” said Elliott Partner Jesse Cohn and

Portfolio Manager Jason Genrich. “We look forward to partnering with Bill and the entire executive leadership team alongside Francisco Partners on the next phase of growth and value creation for LogMeIn as a private company.”

Q: What will happen to the current LogMeIn product portfolio?

A:

•	This announcement does not change anything about our portfolio.

•	Francisco Partners and Evergreen believe in LogMeIn’s vision, plan and management. Both have expressed interest in facilitating LogMeIn’s growth in all of our businesses.

•	Employees benefit from an opportunity to pursue respective product strategies at a company with a focus on sustained growth over the long term.

Benefits/Compensation/Personal

Q: What does this mean for employees?

A:

•

The deal positions us to provide a cash premium to our shareholders, then refocus our efforts on how to deliver value for our customers, give back to our communities and continue to be an organization at which employees can do the best work of their lives.

•	Employees benefit from an opportunity to pursue respective product strategies at a company with a focus on sustained growth over the long term.

•	Employees should remain focused on working and contributing to the success of this organization.

Q: Will this impact jobs? Office locations?

A:

•	Francisco Partners and Evergreen believe in LogMeIn’s vision, plan and management; and are committed to helping us achieve sustained growth over the long-term.

•	Once the deal closes, we will work with them to determine the best path forward for our company, including where we best allocate our resources and best utilize our sites.

•	In the meantime, decisions on jobs and locations will be made by our own teams as an independent company.

Q: Will employees still receive their 2019 review and bonus?

A:

•	Yes, 2019 bonus reviews and payments will proceed as planned.

•	We know that the bonus is an important part of an employee’s compensation package and took steps during the latter part of this year to shift our spending without impacting the bonus.

Q: Will this deal impact my compensation and benefits?

A:

•	We will pay 2019 bonuses as normal. As for 2020 compensation, bonus and equity, details will be finalized and shared as normal in January.

Q: How will equity be treated upon closing the transaction?

A:

•

Vested stock awards will be paid out at $86.05 per share at the time of close. Unvested time-based stock awards will continue on the same schedule and terms, and become cash payments valued at $86.05 per share, paid at each vesting date.

Q: How will employee contributions under the Employee Stock Purchase Plan (ESPP) be treated?

A:

•	ESPP will continue for now, as we remain a public company. Our current purchase period ends on May 31, 2020, at which time this benefit will likely end.

Q: Can I sell my existing stock?

A:

•

For as long as we remain a public company, employees will be subject to the same rules as they are now. Some employees are subject to blackout periods due to their work (as is the case now). Employees not subject to a blackout will be able to trade as usual (and under the usual rules).

Q: Will Sales Kickoff still be held in January?

A:

•	Yes, Sales Kickoff will continue as planned.

Closing process

Q: What approvals need to happen for the deal to close? What is the timeline to close?

A:

•	The transaction is expected to close in mid-2020, subject to customary closing conditions, including shareholder and regulatory approvals.

•	The approval we anticipate taking the longest is around Telco regulations (related to Grasshopper, Jive, Open Voice), which differ state by state and could take 6+ months.

Q: What is the “go-shop” period?

A:

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The agreement includes a 45-day “go-shop” period which permits LogMeIn’s Board of Directors and financial advisors to actively initiate, solicit, and encourage alternative acquisition proposals, and potentially enter negotiations with other parties that make alternative acquisition proposals.

•	It is a common practice to help a Board of Directors fulfill its fiduciary duty in getting the best possible offer for shareholders and may not result in any changes.

•

PLEASE NOTE: During those 45 days, management will be a bit more restricted than usual in sharing details and developments. Bill Wagner will provide updates regarding this deal to employees, all other ELT members will remain focused on running the business.

Communications

Q: What can employees tell customers?

A:

•	Sales and Care employees received messaging to assist in conversations with prospects and customers.

Q: What should employees do if they are contacted by the media or other third parties?

A:

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Consistent with usual policies, inquiries from investors or analysts should be referred to Rob Bradley or InvestorRelations@logmein.com. Media inquiries should be directed to Craig VerColen or press@logmein.com.

Q: Where can I learn more about the transaction?

A:

•

Keep in mind that the transaction was just announced. Consistent with deals of this nature, there are many details that we do not yet have and that still need to be worked out. Full details of the proposed transaction will be available in the proxy materials we will file publicly with the Securities and Exchange Commission in due course.

•

Also, because of the “go-shop” period, management will be a bit more restricted than usual in sharing details and developments during the first 45 days. Bill Wagner will provide updates regarding this deal to employees, all other ELT members will remain focused on running the business.

•	Use this form to submit questions to be addressed after the 45-day window.

Q: Can I talk about this on social and/or Slack?

A:

•

All employees are expected to adhere to LogMeIn’s existing social media policy (attached and available on InSite), as it relates to discussion about the transaction on the various public platforms/forums.

•	If you share posts/links that LogMeIn has publicly made available (e.g. posts from LogMeIn’s social channels), do not speculate about the transaction or add commentary.

•

It is important to remember that misuse of social media can cause potential harm to LogMeIn, our customers and you as an employee who has agreed to comply with the provisions set forth in the Employee Handbook, the Code of Business Conduct and Ethics and the LogMeIn Confidentiality and Non-Disclosure Agreement.

•	As Slack is not continually monitored, please direct all questions to the employee form.

Footer Language

About LogMeIn

LogMeIn, Inc. (Nasdaq: LOGM) simplifies how people connect with each other and the world around them to drive meaningful interactions, deepen relationships, and create better outcomes for individuals and businesses. One of the world’s top 10 public SaaS companies, and a market leader in unified communication & collaboration, identity & access management, and customer engagement & support solutions, LogMeIn has millions of customers spanning virtually every country across the globe. LogMeIn is headquartered in Boston with additional locations in North America, South America, Europe, Asia and Australia.

Additional Information and Where to Find It

This communication relates to the proposed merger transaction involving LogMeIn, Inc. (the “Company”). In connection with the proposed merger, the Company will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed merger. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, http://www.sec.gov, and the Company’s website, www.logmeininc.com. In addition, the documents (when available) may be obtained free of charge by directing a request to InvestorRelations@LogMeIn.com.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of the Company’s common stock in respect of the proposed transaction. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2019 annual meeting of stockholders, which was filed with the SEC on April 12, 2019, and in other documents filed by the Company, including on behalf of such individuals, with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Cautionary Statements Regarding Forward-Looking Information

Certain statements contained in this communication may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are indicated by words or phrases such as “guidance,” “believes,” “expects,” “intends,” “forecasts,” “can,” “could,” “may,” “anticipates,” “estimates,” “plans,” “projects,” “seeks,” “should,” “targets,” “will,” “would,” “outlook,” “continuing,” “ongoing,” and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on the Company’s current plans and expectations and involve risks and uncertainties which are, in many instances, beyond the Company’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include the following: the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure to obtain the Company’s stockholders’ approval of the transaction; the failure to obtain certain required regulatory approvals to the completion of the transaction or the failure to satisfy any of the other conditions to the completion of the transaction; the effect of the announcement of the transaction on the ability of the Company to retain and hire key personnel and maintain relationships with its key business partners and customers, and others with whom it does business, or on its operating results and businesses generally; risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; the ability to meet expectations regarding the timing and completion of the merger; and other risks and uncertainties described in the Company’s reports and filings with the SEC, including the risks and uncertainties set forth in Item 1A under the heading Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 21, 2019 and other periodic reports the Company files with the SEC, which are available at www.sec.gov and the Company’s website at www.logmeininc.com. The Company undertakes no obligation to update forward-

looking statements to reflect developments or information obtained after the date hereof and disclaims any obligation to do so other than as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.